UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2017

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:  (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2017, with effect from January 31, 2017 our board of directors adopted and approved the 2017 Stock Incentive Plan. The purpose of the option plan is to enhance the long-term stockholder value of our company by offering opportunities to our directors, officers, key employees, independent contractors and consultants to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our company’s growth and success, and to encourage them to remain in the service of our company. A total of 23,000,000 shares of our common stock are available for issuance under the stock option plan. Our board also approved the Israel Appendix and appointed a trustee to hold options on behalf of our Israel resident option holders.
For the full text of the stock option plan, please see Exhibit 99.1 and 99.2 to this current report on Form 8‑K.
Item 9.01 Financial Statements and Exhibits.
99.1    2017 Stock Option Plan
99.2 Appendix - Appendix - Israeli Taxpayers 2017 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:    /s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Secretary,
Treasurer and Chief Financial Officer

Dated: June 20, 2017

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